THE THAI FUND, INC.
A Maryland corporation
AMENDED AND RESTATED BY-LAWS
December 2015


TABLE OF CONTENTS
ARTICLE I	STOCKHOLDERS	1
Section 1	Place of Meeting	1
Section 2	Annual Meetings..........1
Section 3	Special or Extraordinary Meetings	1
Section 4	Notice of Meetings of Stockholders	2
Section 5	Record Dates	2
Section 6	Quorum, Adjournment of Meetings	2
Section 7	Voting and Inspectors	3
Section 8	Conduct of Stockholders' Meetings	4
Section 9	Concerning Validity of Proxies, Ballots, etc. 	4
Section 10	Action without Meeting	4
Section 11	Advance Notice of Stockholder Nominees for Director and Other
Stockholder Proposals	5
ARTICLE II	BOARD OF DIRECTORS	8
Section 1	Number and Tenure of Office	8
Section 2	Vacancies	8
Section 3	Increase or Decrease in Number of Directors	9
Section 4	Place of Meeting	9
Section 5	Regular meetings of the Board of Directors	9
Section 6	Special Meetings; Waiver of Notice	 9
Section 7	Quorum	10
Section 8	Executive Committee	 10
Section 9	Other Committees 11
Section 10	Telephone Meetings	 11
Section 11	Action Without a Meeting	 11
Section 12	Compensation of Directors	 11
Section 13	Classes of Directors	12
Section 14	Selection and Nomination of Non-Interested Directors	12
ARTICLE III	OFFICERS	12
Section 1	Executive Officers	 12
Section 2	Term of Office   	 13
Section 3	Powers and Duties 13
Section 4       Surety Bonds	13
ARTICLE IV 	CAPITAL STOCK	14
Section 1 	Certificates for Shares	14
Section 2 	Transfer of Shares	14
Section 3 	Stock Ledgers	14
Section 4 	Transfer Agents and Registrars	 14
Section 5 	Lost, Stolen or Destroyed Certificates	 15
ARTICLE V	CORPORATE SEAL	15
ARTICLE VI 	FISCAL YEAR AND ACCOUNTANT	15
Section 1 	Fiscal Year	15
Section 2 	Accountant	 15
ARTICLE VII 	INDEMNIFICATION	16
Section 1 	General	 16
Section 2 	Indemnification of Directors and Officers	 16
ARTICLE VIII 	CUSTODIAN	17
Section 1 	Designation of Custodian, Subcustodians	 17
Section 2 	Termination of Custodian	 17
ARTICLE IX 	ACTIONS TO ELIMINATE DISCOUNT	18
ARTICLE X 	AMENDMENT OF BY-LAWS	18




THE THAI FUND, INC.
By-Laws
ARTICLE I
STOCKHOLDERS
             Section 1. Place of Meeting. All meetings
of the stockholders should be held at the principal office
of the Corporation in the State of Maryland or at such
other place within the United States as may from time to
time be designated by the Board of Directors and stated in
the notice of such meeting.
             Section 2. Annual Meetings. The annual
meeting of the stockholders of the Corporation shall be held on such day of each calendar year as may from time to time
be designated by the Board of Directors and stated in the
notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.
             Section 3. Special or Extraordinary
Meetings. Special or extraordinary meetings of the
stockholders for any purpose or purposes may be called by
the Chairman of the Board, the President or a majority of
the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common
stock issued and outstanding and entitled to vote thereat.
Such request shall state the purpose or purposes of the
proposed meeting. The Secretary shall inform such
stockholders of the reasonably estimated costs of
preparing and mailing such notice of meeting and upon
payment to the Corporation of such costs, the Secretary
shall give notice stating the purpose or purposes of the
meeting as required in this Article and by-law to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.
             Section 4. Notice of Meetings of
Stockholders. Not less than ten days' and not more than
ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the
United States mail addressed to the stockholder as
aforesaid.
              No notice of the time, place or purpose of
any meeting of stockholders need be given to any
stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.
             Section 5. Record Dates. The Board of
Directors may fix, in advance, a date not exceeding ninety
days preceding the date of any meeting of stockholders, any
dividend payment
             date or any date for the allotment of rights,
as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be: and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.
             Section 6. Quorum, Adjournment of
Meetings. The presence in person or by proxy of the
holders of record of fifty percent of the shares of the
common stock of the Corporation issued and outstanding
and entitled to vote thereat shall constitute a quorum at
all meetings of the stockholders except as otherwise
provided in the Articles of Incorporation. If, however,
such quorum shall not be present or represented at any
meeting of the stockholders, the chairman of the
meeting, an officer of the Corporation or the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time,
without notice other than announcement at the meeting,
until the requisite amount of stock entitled to vote at
such meeting shall be present. At such adjourned
meeting at which the requisite amount of stock entitled
to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The chairman of the
meeting, an officer of the Corporation or the holders of a majority of stock present in person or by proxy also shall have the power to adjourn the meeting from time to time,
without notice other than announcement at the meeting,
if the vote required to approve or reject any proposal
described in the original notice of such meeting is not
obtained (with proxies being voted for or against
adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained).
             Section 7. Voting and Inspectors. At all
meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such
stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by
instrument in writing subscribed by such stockholder or his
duly authorized attorney.
             All elections shall be had and all questions
decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.
             At any election of Directors, the Chairman
of the meeting may, and upon the request of the holders of
ten percent (10%) of the stock entitled to vote at such
election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.
             Section 8. Conduct of Stockholders'
Meetings. The meetings of the stockholders shall be
presided over by the Chairman of the Board, or if he is
not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a
Chairman to be elected at the meeting. The Secretary of
the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.
             Section 9. Concerning Validity of
Proxies, Ballots, etc.. At every meeting of the
stockholders, all proxies shall be received and taken in
charge of and all ballots shall be received and canvassed
by the Secretary of the meeting, who shall decide all
questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes,
unless inspectors of election shall have been appointed by
the Chairman of the meeting, in which event such
inspectors of election shall decide all such questions.
             Section 10. Action without Meeting. Any
action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all
stockholders entitled to notice of the meeting but not
entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent
shall be treated for all purposes as a vote at the meeting.
Section 11. Advance Notice of
Stockholder Nominees for Director and
Other
Stockholder Proposals.
             (a)	The matters to be considered and
brought before any annual or special meeting of
stockholders of the Corporation shall be limited to only
such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in
this Section 11.
             (b)	For any matter to be properly before
any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise
brought before the annual meeting by or at the direction
of the Board of Directors or (iii) brought before the
annual meeting in the manner specified in this Section
11(b) by a stockholder of record or a stockholder (a
"Nominee Holder") that holds voting securities entitled to
vote at meetings of stockholders through a nominee or
"street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee
Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and the
Certificate of Incorporation and By-Laws of the
Corporation, persons nominated by stockholders for
election as directors of the Corporation and any other
proposals by stockholders shall be properly brought
before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be
delivered to the Secretary of the Corporation at the
principal executive office of the Corporation not less than
60 nor more than 90 days prior to the first anniversary
date of the annual meeting for the preceding year;
provided, however, that, if and only if the annual meeting
is not scheduled to be held within a period that
commences 30 days before such anniversary date and
ends 30 days after such anniversary date (an annual
meeting date outside such period being referred to herein
as an "Other Annual Meeting Date"), such Stockholder
Notice shall be given in the manner provided herein by
the later of the close of business on (i) the date 60 days
prior to such Other Meeting Date or (ii) the 10th day
following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or
persons to be nominated, (B) the number and class of all
shares of each class of stock of the Corporation owned of
record and beneficially by each such person, as reported to
such stockholder by such nominee(s), (C) the information regarding each such person required by paragraph (b) of
Item 22 of Rule 14a-101 under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), adopted by
the Securities and Exchange Commission (or the
corresponding provisions of any regulation or rule
subsequently adopted by the Securities and Exchange
Commission applicable to the Corporation), (D) whether
such stockholder believes any nominee will be an
"interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each
nominee that will be sufficient for the Corporation to make
such determination, and (E) the number and class of all
shares of each class of stock of the Corporation owned of
record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address; and (iii) in the case of a Nominee Holder,
evidence establishing such Nominee Holder's indirect
ownership of, and entitlement to vote, securities at the
meeting of stockholders. Any stockholder who gives a
Stockholder Notice of any matter proposed to be brought
before the meeting (not involving nominees for director)
shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal
and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in the case of a Nominee Holder,
evidence establishing such Nominee Holder's indirect
ownership of, and entitlement to vote, securities at the
meeting of stockholders. As used herein, shares
"beneficially owned" shall mean all shares which such
person is deemed to beneficially own pursuant to Rules
13d-3 and 13d-5 under the Exchange Act.
            Notwithstanding anything in this Section
11(b) to the contrary, in the event that the number of
directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of
Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder
Notice shall also be considered timely hereunder, but
only with respect to nominees for any new positions
created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of
business on the 10th day following the first date all of
such nominees or the size of the increased Board of
Directors shall have been publicly announced or
disclosed.
             (c) Only such matters shall be properly
brought before a special meeting of stockholders as shall
have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the
Corporation calls a special meeting of stockholders for
the purpose of electing one or more directors to the Board
of Directors, any stockholder may nominate a person or
persons (as the case may be), for election to such
position(s) as specified in the Corporation's notice of
meeting, if the Stockholder Notice required by clause (b)
of this Section 11 hereof shall be delivered to the
Secretary of the Corporation at the principal executive
office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly
announced or disclosed.
             (d)	 For purposes of this Section 11, a
matter shall be deemed to have been "publicly
announced or disclosed" if such matter is disclosed in a
press release reported by the Dow Jones News Service,
Associated Press or comparable national news service or
in a document publicly filed by the Corporation with the Securities and Exchange Commission.
             (e)	 In no event shall the adjournment of
an annual meeting, or any announcement thereof,
commence a new period for the giving of notice as
provided in this Section 1 I. This Section II shall not
apply to stockholder proposals made pursuant to Rule
14a-8 under the Exchange Act.
             (f)	The person presiding at any meeting
of stockholders, in addition to making any other
determinations that may be appropriate to the conduct of
the meeting, shall have the power and duty to determine
whether notice of nominees and other matters proposed
to be brought before a meeting has been duly given in the
manner provided in this Section 11 and, if not so given,
shall direct and declare at the meeting that such nominees
and other matters shall not be considered.
ARTICLE II
BOARD OF
DIRECTORS
              Section 1. Number and Tenure of
Office. The business and affairs of the Corporation shall
be conducted and managed by a Board of Directors of
not less than three nor more than fourteen Directors, as
may be determined from time to time by vote of a
majority of the Directors then in office. Directors need
not be stockholders. Each Director shall hold office until
the expiration of his or her term and until his or her
successor shall have been elected and qualified, or until
his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by statute or the Articles of Incorporation.
            Section 2. Vacancies. In case of any
vacancy in the Board of Directors through death.,
resignation or other cause, other than an increase in the
number of Directors, a majority of the remaining
Directors, although a majority is less than a quorum, by
an affirmative vote, may elect a successor to hold office
until the next annual meeting of stockholders or until his successor is chosen and qualities.
             Section 3. Increase or Decrease in Number
of Directors. The Board of Directors, by the vote of a
majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the
number of Directors to a number not less than three.
            Section 4. Place of Meeting. The Directors
may hold their meetings, have one or more offices, and
keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by
resolution determine, or in the case of meetings, as they
may from time to time by resolution determine or as shall
be specified or fixed in the respective notices or waivers
of notice thereof
            Section 5. Regular meetings of the Board of
Directors. The regular meetings of the Board of Directors
shall be held at such time and on such notice as the
Directors may from time to time determine.
            The annual meeting of the Board of
Directors shall be held as soon as practicable after the
annual meeting of the stockholders for the election of
Directors.
            Section 6. Special Meetings., Waiver of
Notice. Special meetings of the Board of Directors may
be held from time to time upon call of the Chairman of
the Board, the President, the Secretary or two or more of
the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to
any Director who attends in person or to any Director
who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state
the purpose or purposes of such meeting.
             Section 7. Quorum. One-third of the
Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the
Board there shall be less than a quorum present, a
majority of those present may adjourn the meeting from
time to time until a quorum shall have been obtained. The
act of the majority of the Directors present at any meeting
at which there is a quorum shall be the act of the
Directors, except as may be otherwise specifically
provided by statute or by the Articles of Incorporation or
by these By-Laws.
             Section 8. Executive Committee. The
Board of Directors may, by the affirmative vote of a
majority of the whole Board, appoint from the Directors an Executive Committee to consist of such number of
Directors (not less than three) as the Board may from time
to time determine. The Chairman of the Committee shall
be elected by the Board of Directors. The Board of
Directors by such affirmative vote shall have power at any
time to change the members of such Committee and may
fill vacancies in the Committee by election from the
Directors. When the Board of Directors is not in session,
to the extent permitted by law the Executive Committee
shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may
fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors
to act in his place.
             Section 9. Other Committees. The Board
of Directors, by the affirmative vote of a majority of the
whole Board, may appoint from the Directors other
committees which shall in each case consist of such
number of Directors (not less than two) and shall have
and may exercise such powers as the Board may
determine in the resolution appointing them. A majority
of all the members of any such committee may determine
its action and fix the time and place of its meetings,
unless the Board of Directors shall otherwise provide. The
Board of Directors shall have power at any time to change
the members and powers of any such committee, to fill
vacancies and to discharge any such committee.
             Section 10. Telephone Meetings.
Members of the Board of Directors or a committee of the
Board of Directors may participate in a meeting by means
of a conference telephone or similar communications
equipment if all persons participating in the meeting can
hear each other at the same time. Participation in a
meeting by these means constitutes presence in person at
the meeting.
             Section 11. Action Without a Meeting.
Any action required or permitted to be taken at any
meeting of the Board of Directors or any committee
thereof may be taken without a meeting, if a written
consent to such action is signed by all members of the
Board or of such committee, as the case may be, and such
written consent is filed with the minutes of the
proceedings of the Board or such committee.
             Section 12. Compensation of Directors.
No Director shall receive any stated salary or fees from
the Corporation for his services as such if such Director
is, otherwise than by reason of being such Director, an interested person (as such term is defined by the
Investment Company Act of 1940, as amended) of the
Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of
Directors.
             Section 13. Classes of Directors. The
Directors shall be divided into three classes, designated
Class I, Class II and Class III. All classes shall be as
nearly equal in number as possible. The Directors as
initially classified shall hold office for terms as follows:
the Class I Directors shall hold office until the date of the annual meeting of stockholders in 1996 or until their successors shall be elected and qualified; the Class II Directors shall hold office until the date of the annual meeting of stockholders in 1997 or until their successors
shall be elected and qualified; and the Class III Directors shall hold office until the date of the annual meeting of stockholders in 1998 or until their successors shall be elected and qualified. Upon expiration of the term of
office of each class as set forth above, the Directors in
each such class shall be elected for a term of three years
to succeed the Directors whose terms of office expire.
Each Director shall hold office until the expiration of his
term and until his successor shall have been elected and qualified, or as provided in Section I of Article Ii of these By-Laws.
             Section 14. Selection and Nomination of
Non-Interested Directors. Subject to approval by a majority
of the directors of the Corporation, the directors of the Corporation who are not interested persons of the
Corporation (as that term is defined in the Investment
Company Act of 1940, as amended) shall select and
nominate the directors of the Corporation who are not
interested persons of the Corporation.
ARTICLE III
OFFICERS
Section 1. Executive Officers. The
executive officers of the Corporation shall
be
chosen by the Board of Directors as soon as may be
practicable after the annual meeting of the stockholders.
These may include a Chairman of the Board of Directors
(who shall be a Director) and shall include a President,
one or more Vice-Presidents (the number thereof to be
determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive
Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and
perform such duties as the Board or the Executive
Committee may determine. The Board of Directors may
fill any vacancy which may occur in any office. Any two
offices, except those of President and Vice-President, may
be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these
By-Laws to be executed, acknowledged or verified by two
or more officers.
	Section 2. Term of Office. The term of
office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or
without cause by the vote of a majority of the whole
Board of Directors. Any officer may resign his office at
any time by delivering a written resignation to the Board
of Directors, the President, the Secretary, or any Assistant Secretary, unless otherwise specified therein, such resignation shall take effect upon delivery.
             Section 3. Powers and Duties. The officers
of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.
             Section 4. Surety Bonds. The Board of
Directors may require any officer or agent of the
Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended. and the rules and regulations of the Securities
and Exchange Commission) to the Corporation in such sum
and with such surety or sureties as the Board of Directors
may determine, conditioned upon the faithful performance
of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the
Corporation's property, fund or securities that may come
into his hands.
ARTICLE IV
CAPITAL STOCK
             Section 1. Certificates for Shares. The
Corporation may, at its option, determine not to issue a certificate or certificates to evidences shares owned of record by any stockholder.
             Section 2. Transfer of Shares. Shares of
the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same
number of shares, duly endorsed or accompanied by
proper instruments of assignment and transfer, with such
proof of the authenticity of the signature as the
Corporation or its agents may reasonably require; in the
case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of
Directors.
             Section 3. Stock Ledgers. The stock
ledgers of the Corporation, containing the names and
addresses of the stockholders and the number of shares
held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of
the Corporation.
             Section 4. Transfer Agents and Registrars.
The Board of Directors may from time to time appoint or
remove transfer agents and/or registrars of transfers of
shares of stock of the Corporation, and it may appoint the
same person as both transfer agent and registrar. Upon
any such appointment being made all certificates
representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one
of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one
countersignature by such person shall be required.
             Section 5. Lost, Stolen or Destroyed
Certificates. The Board of Directors or the Executive
Committee may determine the conditions upon which a
new certificate of stock of the Corporation of any class
may be issued in place of a certificate which is alleged to
have been lost, stolen or destroyed; and may, in its
discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any
and all loss or claims which may arise by reason of the
issue of a new certificate in the place of the one so lost,
stolen or destroyed.
ARTICLE V
CORPORATE SEAL
             The Board of Directors may provide for a
suitable corporate seal, in such form and bearing such inscriptions as it may determine.
ARTICLE VI
FISCAL YEAR AND ACCOUNTANT
             Section 1. Fiscal Year. The fiscal year of
the Corporation, unless otherwise ordered by the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.
             Section 2. Accountant. The Corporation
shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and
certify financial statements filed by the Corporation, The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.
ARTICLE VII
INDEMNIFICATION
             Section 1. General. The Corporation shall
indemnify directors, officers, employees and agents of
the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.
             Section 2. Indemnification of Directors
and Officers. The Corporation shall indemnify to the
fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or
threatened to be made a party to any action, suit or
proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a
director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be
amended, expenses incurred by any such person in
defending any such action, suit or proceeding shall be
paid or reimbursed by the Corporation promptly upon
receipt by it of an undertaking of such person to repay
such expenses if it shall ultimately be determined that
such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Article VII shall be enforceable against the Corporation
by such person who shall be presumed to have relied
upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article
VII shall impair the rights of any person arising at any
time with respect to events occurring prior to such
amendment. For purposes of this Article VII, the term "Corporation" shall include any predecessor of the
Corporation and any constituent corporation (including
any constituent of a constituent) absorbed by the
Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at
the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person
with respect to an employee benefit plan shall be deemed
to be indemnifiable expenses; and action by a person
with respect to any employee benefit plan which such
person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of
the Corporation.
ARTICLE VIII
CUSTODIAN
             Section 1. Designation of Custodian,
Subcustodians. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, each having a capital, surplus and undivided profits aggregating not less than
fifty million dollars ($50,000,000), subject to the
provisions of the Investment Company Act of 1940, as
amended, and other applicable laws and regulations; and
that the funds and securities held by the Corporation shall
be kept in the custody of one or more such custodians,
provided such custodian or custodians can be found ready
and willing to act, and further provided that the
Corporation and/or the Custodians may employ such
subcustodians as the Board of Directors may approve and
as shall be permitted by law.
             Section 2. Termination of Custodian. The
Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:
             (i)	in case of such resignation or
inability to serve, use its best efforts to
obtain a successor custodian;
             (ii)	require that the cash and securities
owned by the Corporation be delivered directly to the
successor custodian; and
             (iii)	in the event that no successor
custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.
ARTICLE IX
ACTIONS TO ELIMINATE DISCOUNT
             If for a fiscal quarter during or after the fifth year following the initial public offering of shares of the Fund, the average discount from net asset value at which shares of the Fund's Common Stock trade is substantial, as determined by the Board of Directors, the Board of Directors shall consider, at its next regularly scheduled quarterly meeting, taking various actions designed to eliminate the discount, including, but not limited to, periodic repurchases of shares or amendments to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company.
ARTICLE X
AMENDMENT OF BY-LAWS
             The By-Laws of the Corporation may be
altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-
Laws by action of the Board of Directors may be altered or repealed by stockholders.
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